Exhibit 99.1

UNITED ONLINE ACQUIRES SCHOOLFEED

Acquisition of Leading Facebook App and Online High School Network

To Enhance Classmates and StayFriends Services

WOODLAND HILLS, Calif., JUNE 11, 2012 –United Online, Inc. (NASDAQ: UNTD), a leading provider of consumer products and services over the Internet through its operating subsidiaries, announced today that it has acquired schoolFeed, Inc., owner of a Top 25 Facebook app1 and a leading online high school network, to enrich its Classmates business domestically and its StayFriends brand internationally.  schoolFeed will now be owned by Memory Lane, Inc., a subsidiary of United Online.  schoolFeed boasts over 19 million members and has been growing by approximately 100,000 new registrations per day on average over the past three months.  schoolFeed’s CEO and co-founder Lance Tokuda and team members joined Memory Lane upon the closing.

schoolFeed is a free app that enables users to find and connect with their high school friends and acquaintances, and offers an online yearbook and class directory with news feed, interest groups, online games and virtual currency.  Currently, users join schoolFeed through its Facebook app which can then populate their schoolFeed profile using information and images from the new member’s Facebook profile.  schoolFeed was launched in 2011 by Tokuda who co-founded RockYou, one of the earliest successful Facebook app developers.  RockYou’s portfolio of popular apps, includes Superwall, Birthday Cards, Slideshows and Zoo World.

“We expect the acquisition of schoolFeed by Memory Lane to solidify our Classmates service as the premier high school social media platform in the U.S.,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “We anticipate that the addition of schoolFeed’s installed base of 19 million registered members, together with its daily registrations, will create an opportunity for Classmates to have a leading position on Facebook.  It should also provide an opportunity for both schoolFeed members and Classmates.com members to reconnect and interact with an even larger number of people from their high schools.  In addition, we add the proven talent of Lance Tokuda and his team to enhance the Classmates.com user experience.”

“We are thrilled to have the schoolFeed team join us at Memory Lane,” said Harold Zeitz, President of Memory Lane, Inc.  “Our expectation is that, through the schoolFeed app, Facebook users will have the opportunity to find friends and acquaintances from high school, enjoy old yearbooks and engage with other nostalgic content and Classmates services.”

“We are excited to join the team at Memory Lane,” said Tokuda.  “There is a huge market for people looking to reconnect with people from their past, especially their high school years, and the Classmates service provides a great way for them to do it.  At schoolFeed our goal was to

1   Based on AppData Facebook Apps Leaderboard (Monthly Active Users) 6/8/2012

build the same kind of community, and we’ve been very successful while going about it in a different way.  We bring some innovative new capabilities to the Classmates business, such as the ability to drive growth virally, and the ability for members to join and access the site directly through Facebook.  These will be real assets not only for Classmates, but also for StayFriends and the other international brands.”

With over 55 million registered consumer accounts and class directories covering over 25,000 high schools, Classmates is the premier online and social destination for reconnecting with the people and events from their high school years.  Classmates.com offers the largest digitized collection of high school yearbooks online, with over 130,000 available to view, tag, sign, and share, and what it believes to be the most comprehensive directory of high schools and class lists in the U.S. from the 1940s to today.

About United Online®

United Online, Inc. (Nasdaq: UNTD), through its operating subsidiaries, is a leading provider of consumer products and services over the Internet, where their respective brands have attracted a large online audience that includes more than 60 million registered accounts. The company’s FTD segment provides floral and related products and services (FTD and Interflora) for consumers and retail florists, as well as other retail locations offering floral and related products and services. The company’s Content & Media segment provides online nostalgia products and services (Memory Lane, Classmates, schoolFeed, and StayFriends) and online loyalty marketing services (MyPoints).  Its primary Communications segment service is Internet access (NetZero and Juno) including high-speed 4G mobile broadband service (NetZero Wireless).  For more information, please visit www.unitedonline.com.

About Memory Lane TM

Memory Lane, headquartered in Seattle, Washington, is a premier provider of online nostalgia products and services.  Memory Lane owns and operates both Classmates.com (www.classmates.com), a premier destination for reconnecting with the people, places, and events from high school years, as well as schoolFeed (www.schoolFeed.com), one of the largest, fastest growing apps on Facebook.  Founded as Classmates in1995, Memory Lane has built what it believes to be the most comprehensive directory of U.S. high schools and graduating class lists online, dating back to the 1940s.  Classmates.com also offers a library of over 130,000 high school yearbooks along with an extensive collection of vintage magazines, classic sports highlights, timeless photos and other nostalgic content.  In addition, through its international subsidiaries, Memory Lane operates five websites that offer nostalgia services primarily as a social networking platform to reconnect friends and acquaintances from high school. The sites are operated under the StayFriends brand in Germany, Sweden, Austria, and Switzerland (www.stayfriends.de, www.stayfriends.se, www.stayfriends.at, and www.stayfriends.ch, respectively), and under the Trombi brand in France (www.trombi.com).  For more information about Memory Lane, please visit www.memorylane.com.

About schoolFeed

schoolFeed is a fast growing high school network that makes it easy to find and keep in touch with friends and acquaintances from high school. It combines an online yearbook and class directory with news feeds, interest groups, online games and virtual currency. Co-founded in 2011 by former RockYou co-founder Lance Tokuda, schoolFeed has over 19 million registered members. To learn more about schoolFeed, visit www.schoolFeed.com or its application on Facebook at http://apps.facebook.com/school_feed/.

Note to Editors:  United Online, Memory Lane, Classmates, schoolFeed, and StayFriends are trademarks or registered trademarks of United Online, Inc. or its subsidiaries. The names of any other companies, products and services used herein are for identification purposes only and may be trademarks of their respective owners.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the current expectations of United Online, Inc. and its subsidiaries, including, without limitation, Memory Lane, Inc. and schoolFeed, Inc. (collectively, the “company”) about the company’s products, services, applications, features, and business initiatives. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future products, services, applications, features, and business initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks associated with the integration of an acquired business; the launch or commercialization of new products, services, applications or features or the success of new business initiatives; the company’s inability to maintain key contracts or retain key personnel; the company’s inability to maintain or increase the number of free and pay accounts, installations of its applications, or visitors to its websites; problems associated with the company’s operations, systems or technologies; risks associated with litigation, governmental regulations or investigations; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission ( www.sec.gov ), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACTS:

United Online, Inc.

Investors:

David Bigelow, 818-287-3560

dbigelow@corp.untd.com

or

Press:

Scott Matulis, 818-287-3388

pr@untd.com